EXHIBIT 10.10

AMENDED AND RESTATED ASSURANT, INC.
EXECUTIVE SHORT TERM INCENTIVE PLAN
SECTION 1.     Purpose; Definitions
1.1.Purpose; Shareholder Approval. The purpose of this Amended and Restated Assurant, Inc. Executive Short Term Incentive Plan is to advance the interests of the Company (as defined in Section 1.2 below) and its stockholders in attracting, retaining, and motivating executive officers by providing financial rewards based on achievement of certain corporate, business unit and individual performance goals for Performance Periods (as defined below) beginning with the Company’s fiscal year 2008. This Plan (as defined in Section 1.2 below) was approved by the Company’s stockholders on May 15, 2008 and was amended and restated by the Committee effective as of December 2, 2022.
1.2.Definitions. The terms used in the Plan shall be defined as follows:
(a)“Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.
(b)“Administrator” means any person or persons to whom the Committee has properly delegated any responsibility or power pursuant to Section 2.2.
(c)“Affiliate” shall have the meaning given to that term in the ALTEIP.
(d)“ALTEIP” means the Assurant, Inc. 2017 Long Term Equity Incentive Plan, as amended and restated from time to time.
(e)“Applicable Exchange” shall have the meaning given to that term in the ALTEIP.
(f)“Applicable Law” shall have the meaning given to that term in the ALTEIP.
(g)“Award” means an award of incentive compensation pursuant to the Plan. An Award is considered “granted” when the Participant to whom the Award is granted is selected, pursuant to Section 3.1, as eligible to receive that Award.
(h)“Beneficial Owner” has the meaning given in Rule 13d-3 promulgated pursuant to the Act.
(i)“Beneficiary” means any person or persons designated by a Participant, in accordance with procedures established by the Committee or an Administrator, to receive benefits hereunder in the event of the Participant’s death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant’s surviving spouse; or, if none, the Participant’s surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant’s estate.
(j)“Board” means the Board of Directors of the Company.
(k)“Cause” shall have the meaning given to that term in the ALTEIP.
(l)“Change in Control” shall have the meaning given to that term in the ALTEIP.
(m)“Code” means the Internal Revenue Code of 1986, as amended.
(n)“Committee” shall have the meaning given to that term in the ALTEIP.
(o)“Company” means Assurant, Inc., a Delaware corporation, or any successor thereto.
(p)“Disability” shall have the meaning given to that term in the ALTEIP.

(q)“Effective Date” means the date on which this Assurant, Inc. Executive Short Term Incentive Plan is adopted by the Board.
(r)“Eligible Employee” means a regular, active employee of the Company or any Subsidiary, or a prospective employee of the Company or any Subsidiary, who is expected to be among the members of the Management Committee and officers of the Company who are subject to Section 16 of the Act, as amended from time to time, as of the last day of a given Performance Period.
(s)“Individual Agreement” means an employment, severance, change in control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change in control or termination of employment in anticipation of a change in control shall not be considered “operative” until the occurrence of a change in control or termination of employment in anticipation of a change in control, as applicable.
(t)“Management Committee” shall have the meaning given to that term in the ALTEIP.
(u)“Net Operating Income” means the net operating income excluding reportable catastrophes as defined by the Company’s financial reporting policy.
(v)“Participant” means an Eligible Employee selected by the Committee to participate in the Plan for a given Performance Period.
(w)“Performance Goal” means the targeted levels of achievement using one or more of the measures determined by the Committee, in its sole discretion, to be applicable to a Participant during a Performance Period.
(x)“Performance Period” means the Company’s fiscal year, or such other period as the Committee shalt establish, from time to time, in its sole discretion. The first Performance Period shall be the Company’s fiscal year 2008.
(y)“Plan” means this Amended and Restated Assurant, Inc. Executive Short Term Incentive Plan.
(z)“Recoupment Policy” means the Assurant, Inc. Executive Compensation Recoupment Policy adopted by the Committee effective as of January 1, 2012, as the same may be amended from time to time.
(aa)“Retirement” shall have the meaning given to that term in the Assurant Pension Plan, as amended from time to time.
(bb)“Subsidiary” means any corporation, limited liability company, partnership, or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
(cc)“Termination of Service” shall have the meaning given to that term in the ALTEIP.
SECTION 2.     Administration
2.1.Committee. The Plan shall be administered by the Committee. The Committee (or its delegate) shall have exclusive and final authority, discretion, and power, subject to the terms of the Plan:
(a)To select the Eligible Employees who will be designated as Participants in the Plan and to whom Awards may from time to time be granted;

(b)To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(c)To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and
(d)To otherwise administer the Plan.
2.2.Procedures. The Committee may act only by a majority of its members then in office, except that the Committee may, unless otherwise prohibited by Applicable Law, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Without limiting the generality of the foregoing, the Committee may not delegate its powers and responsibilities to (a) designate Participants, (b) establish Performance Periods, and (c) certify amounts pursuant to Section 3.4 hereof.
2.3.Discretion; Decisions Binding. Any determination made pursuant to the Plan by the Committee or by an Administrator with respect to any Award shall be made in the sole discretion of the Committee or the Administrator, as applicable. All decisions made by the Committee or an Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Employees.
2.4.Expenses. All expenses and liabilities incurred by members of the Committee or an Administrator in connection with the administration of the Plan shall be borne by the Company.
SECTION 3.     Terms of Awards
3.1.Selection of Participants and Granting of Awards for a Performance Period. The Committee shall determine the Participants to whom Awards for a Performance Period are granted within 90 days after the Performance Period begins, and in any event not later than the date upon which 25% of the Performance Period has elapsed.
3.2.Maximum Awards. The total aggregate Awards under the Plan with respect to any Performance Period shall not exceed five percent (5%) of the Company’s Net Operating Income for that Performance Period. For any Performance Period, the maximum Award for each Participant other than the Company’s Chief Executive Officer shall be (a) (i) one divided by (ii) one plus the total number of Participants (including the Company’s Chief Executive Officer) for that Performance Period, times (b) the total aggregate Awards under the Plan for that Performance Period. For any Performance Period, the maximum Award for the Company’s Chief Executive Officer shall be two times the maximum amount determined pursuant to the preceding sentence. Notwithstanding the foregoing, if the Company’s Chief Executive Officer is not a Participant in the Plan for a Performance Period, the maximum Award for each Participant for that Performance Period shall be (a) (i) one divided by (ii) the total number of Participants for that Performance Period, times (b) the total aggregate Awards under the Plan for that Performance Period.
3.3.Discretionary Adjustment. The Committee may determine in its sole discretion that for any Performance Period, the total aggregate Awards or any individual Award actually paid shall be less than the maximum amounts described in Section 3.2, based on such factors as it determines to be appropriate, including, but not limited to, Performance Goals that it has established for one or more Awards, Company-wide or business-unit performance (with respect to revenue, profit, cash flow, or any other measure) against budgeted financial goals, measures of internal controls and compliance initiatives, and assessments of individual performance. However, in no event shall such reduction of any Participant’s Award below the maximum for that Participant result in an increase in the maximum amounts for any other Participants above the amounts described in Section 3.2.

3.4.Certification. Following the close of each Performance Period and prior to payment of any Awards for that Performance Period, the Committee will certify the amount of Net Operating Income achieved for that Performance Period and the corresponding maximum amounts described in Section 3.2.
3.5.Timing of Payment. Payment of each Award will be made as soon as practicable after the Committee has completed the certification required by Section 3.4 for the applicable Performance Period and determined the actual amount to be paid pursuant the Award, but in no event shall payment occur later than the 15th day of the third calendar month after the end of the calendar year in which such Award first ceased to be subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code and the treasury regulations thereunder, unless the Participant has made a valid and timely election to defer receipt of the Award in accordance with an applicable deferred compensation plan.
3.6.Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent. The Committee in its sole discretion may, however, determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options, stock appreciation rights, or other stock-based or stock-denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time the Award is certified.
3.7.Cancellation or “Clawback” of Awards.
(a)The Committee may specify that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company and/or any or all of its Affiliates.
(b)The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or the Company’s Recoupment Policy or arrangements the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant.
3.8.Employment Requirement. Except as otherwise provided in Section 4, no Award shall be paid to any Participant who is not actively employed by the Company or an Affiliate on the last day of the Performance Period.
SECTION 4.     Terminations
4.1.Disability or Death. A Participant who terminates employment with the Company during a Performance Period due to Disability or death may, in the Committee’s discretion, receive an Award in such an amount as the Committee deems to be appropriate. Awards payable in the event of death shall be paid to the Participant’s Beneficiary.

4.2.Retirement and Other Terminations. A Participant who terminates employment with the Company during a Performance Period for any reason other than Disability or death may, in the Committee’s discretion, receive an Award. Such an Award shall not be paid until after the end of the Performance Period and the Committee’s certification pursuant to Section 3.4. In the case of a termination before the last day of the Performance Period for the Award, for any reason other than Retirement, the maximum amount of the Award shall be the maximum amount determined pursuant to Section 3.4, multiplied by a fraction, the numerator of which is the number of days in the portion of the Performance Period that ends on the date of such termination and the denominator of which is the total number of days in the Performance Period. In the case of a termination on or after the last day of the Performance Period, or any Retirement, the amount of any Award paid pursuant to this Section 4.2 shall not exceed the maximum set forth in Section 3.2, based on the level of achievement certified by the Committee for the entire Performance Period.
4.3.Change in Control. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control:
(a)With respect to each Award that is then outstanding and unpaid, the Participant shall be paid an amount based on the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the date of the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the Performance Period); and
(b)Such Awards shall be paid as soon as practicable after the amounts have been determined, but in any event no later than March 15 of the calendar year following the year in which the Change in Control took place, except to the extent that a Participant has made a valid and timely election to defer receipt of any Award in accordance with an applicable deferred compensation plan, in which case the terms of such election and such plan shall control.
SECTION 5.     Term, Amendment, and Termination
5.1.Term. The Plan will terminate on the 10th anniversary of the Effective Date. Outstanding Awards on the 10th anniversary of the Effective Date shall not be affected or impaired by the termination of the Plan.
5.2.Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made by the Board or the Committee which would materially impair the rights of the Participant with respect to a previously granted Award, or any Award pursuant to Section 4.3, without such Participant’s consent, except such an amendment made to comply with Applicable Law, tax rules, stock exchange rules, or accounting rules. In addition, no such amendment or alteration shall be made without the approval of the Company’s stockholders, to the extent such approval is required by Applicable Law or the listing standards of any Applicable Exchange. Any such action by the Board may be taken by a majority of its members in office. In the event that any such action of the Board under this Section 5.2 conflicts with any action of the Committee under this Section 5.2, the action of the Board shall govern.
SECTION 6.     Miscellaneous
6.1.Compliance with Legal Requirements. The Plan and the grant of Awards shall be subject to all Applicable Laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
6.2.Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

6.3.Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.
6.4.No Right to Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.
6.5.No Right to Participate. No Eligible Employee shall have any right to be selected to participate in the Plan in any Performance Period.
6.6.Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, including assignment pursuant to a domestic relations order, prior to certification of the Award. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under Applicable Law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner subject to the debts, contracts, liabilities, or torts of the Participant.
6.7.Severability. If any provision of the Plan is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws; or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision will be stricken as to such jurisdiction, and the remainder of the PIan shall remain in full force and effect.
6.8.No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
6.9.Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.
6.10.Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
6.11.Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity.
6.12.Special Provisions Relating to Section 409A of the Code. Section 15.22 of the ALTEIP is hereby incorporated by reference, as applicable.
6.13.Non-Exclusivity of Plan. Neither adoption of the Plan by the Board nor submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.

The foregoing is hereby acknowledged as being the Assurant, Inc. Executive Short Term Incentive Plan as amended and restated by the Compensation Committee on December 2, 2022.

ASSURANT, INC.

By:
Name: Francesca Luthi
Title: Executive Vice President, Chief Administrative Officer